UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2018

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 New London Turnpike Glastonbury, CT 06033
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 633-5565

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, Thomas Brophy resigned as President and Chief Executive Officer of CÜR Media, Inc., a Delaware corporation (the “Company”). As a result of Mr. Brophy’s resignation, he relinquished his role as the Company’s “Principal Executive Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Brophy will continue to serve as a member of the Company’s Board of Directors (“Board”).

In connection with his resignation, on July 24, 2018, Mr. Brophy provided the Company’s Board with a Notice of Termination for “Good Reason” (the “Notice of Termination”) pursuant to Section 5.4 of his Employment Agreement with the Company, dated January 28, 2014 (the “Employment Agreement”). In the Notice of Termination, Mr. Brophy indicated that the termination was due to the Company’s failure to pay him the compensation for his services that he was entitled to receive under the Employment Agreement. Under Section 5.4 of the Employment Agreement, if the Company does not substantially cure within 30 days of receipt of the Notice of Termination, the Employment Agreement will terminate as of such 30th day.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: July 30, 2018	By:	/s/ Kelly Sardo
	Name:	Kelly Sardo
	Title:	Chief Financial Officer

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